McCURDY                                                27955 Clemens Road
& Associates                                           Westlake, Ohio 44145-1121
CPA's, Inc.                                            Phone: (440) 835-8500
                                                       Fax: (440) 835-1093
CERTIFIED PUBLIC ACCOUNTANTS----------------------------------------------------



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Post-Effective Amendment Number 7 of our report dated May 25, 2000 and to all references to our firm included in or made a part of this Post-Effective Amendment.


/S/ McCURDY & ASSOCIATES CPA's, INC.
------------------------------------
McCurdy & Associates CPA's Inc.
August 23, 2000